 Exhibit 10.3

The PTHE SHARES ISSUED UNDER THS CANCELLATION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF (COLLECTIVELY, A “TRANSFER”), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. FURTHER, THE RESTRICTIONS ON TRANSFER OF THE SHARES IN THE CANCELLATION AGREEMENT MUST BE SATISFIED.

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (this “Agreement”), dated December 18, 2024, is made by and among Capstone Industries, Inc., a Florida corporation (the “Company”), Capstone Companies, Inc., a Florida corporation and the parent company of the Company, (“Parent”) and Jeffrey Postal, a natural person, (the “Creditor”). Company, Parent and Creditor will be also referred to individually as a “party” and collectively, as the “parties”.

BACKGROUND

A. The Company desires to reduce its debt load in order to improve its balance sheet and to enhance the ability of its Parent, which owns 100% of the Company’s capital stock and consolidates financial statements of Company into Parent’s financial statements, to secure ongoing or future funding and to facilitate efforts of Parent’s management to develop or acquire a new business line.

B. The Company and Parent have no revenue generating operations and rely on third party funding to sustain their operations and corporate existence. Development of a new business line is essential to Parent and Company continuing as ongoing concerns.

C. The debts owed to the Creditor by the Parent are set forth in Exhibit One hereto (referred to as the “Debt”) and Creditor agrees to cancel the Debt in exchange for certain amount of shares of Series B-1 Convertible Preferred Stock (“B-1 Stock”) of the Company, calculated at the price of $0.07 per share (the “Exchange Price”), on the terms set forth herein, and the Parent is willing and able to issue shares of B-1 Stock to the Creditor on the terms described herein. The Debt are set forth on the financial statements of the Company after a transfer of the Debts by the Parent.

D. The Parent is subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and files reports under Section 13 of the Exchange Act with the U.S. Securities and Exchange Commission (“SEC”).

E. “Affiliates” has the meaning set forth in 17 Code of Federal Regulations §230.405, as amended. “Business day” means a weekday on which the banks in Broward County, Florida are open for business on regular hours.

F. The obligations of the parties under this Agreement are subject to certain conditions precedent set forth below.

 Intending to be legally bound, the parties agree:

1. Cancellation of the Debt; Issuance of the Shares. At the “Closing” (as defined in Section 2 below) and subject to the terms and conditions of this Agreement, the Debt shall be cancelled in return for the issuance of, and the Parent shall issue, an aggregate of 181,674 shares of B-1 Stock (the “Shares”), calculated at the Exchange Price, to the Creditor and do so on behalf of the Company. Issuance of the Shares will be a full accord and satisfaction of the Debt for the Parent and Company.

2. Closing; Delivery of Shares. (a) The closing of the cancellation of the Debt and the issuance of the Shares shall occur as soon as practicable after the execution of this Agreement and satisfaction of the conditions set forth in this Agreement, but in no event later than forty five (45) calendar days from the execution of this Agreement (the “Outside Date”), at the offices of the Parent, or such other place, date and time as the parties may otherwise agree (the “Closing”). Issuance of the Shares is expressly subject to conditions in this Agreement, including, without limitation the conditions set forth in Section 7 below.

(b) At the Closing, and if the Parent has engaged a stock transfer agent to record transactions in the B-1 Stock, the Parent shall use its best efforts to cause the Parent’s transfer agent to deliver to the Creditor, by courier or FedEx, a stock certificate registered in the name of Creditor and representing the amount of Shares as is set forth above. If the Parent acts as its stock transfer agent, then the Parent will issue the stock certificates for the Shares within ten (10) business days after the Closing. The Creditor may elect to have the Shares registered on the Parent’s stock transfer and registrar records and receive a written certification of ownership of the Shares rather than a physical stock certificate.

(c) Legends. Creditor understands that, until such time as the Shares may be sold pursuant to an effective registration statement or any available, applicable exemption from the registration requirements under the Securities Act (including, if the Parent is eligible under Rule 144 of the Securities Act, Rule 144 of the Securities Act), any certificates representing the Shares or Conversion Shares, whether maintained in a book entry system or otherwise, will bear a legend in substantially the following form and substance:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. FURTHER, A CERTAIN CANCELLATION AGREEMENT BETWEEN THE ISSUER AND INITIAL HOLDER OF THESE SHARES, RESTRICTS TRANSFER OF THESE SHARES BY THE INITIAL HOLDER OF THE SHARES. A COPY OF THE CANCELLATION AGREEMENT IS AVAILABLE AT NO CHARGE FROM THE ISSUER OF THE SHARES.”

3. Representations and Warranties of Creditor. The Creditor represents and warrants to the Company and Parent with respect to only himself that, as of the date first written above, and as of the date of the Closing, as follows:

(a). Qualification, Authorization and Enforcement. This Agreement has been duly executed by the (i) Creditor, and when delivered by the Creditor in accordance with the terms hereof, this Agreement will constitute the valid and legally binding obligation of the Creditor, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b). No Conflict. The execution, delivery, and performance of this Agreement do not and will not: (i) conflict with or violate any law or governmental order applicable to the Creditor; or (ii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Creditor pursuant to, any contract to which the Creditor is a party or by which any of such assets or properties are bound or affected.

(c). Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement by the Creditor does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority, except: (i) the filing of a Form D with the U.S. Securities and Exchange Commission (“SEC”) and then the filing of that Form D with states that require the filing of that Form D (as filed with the SEC); and (ii) the possible need to file a Form 4 and amended Schedule 13D with the SEC by the Creditor. Creditor agrees and understands that the transaction contemplated herein may obligate the Creditor to make these SEC and states’ filings and those filings would be the sole responsibility and obligation of the Creditor, not the Company or Parent.

(d). Purchase Entirely for Own Account. Creditor is acquiring the Shares for Creditor’s own account for investment purposes only, not as nominee or agent, and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Creditor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or applicable state securities laws and regulations. Except as provided by and other than as required under below, nothing contained herein shall be deemed a representation or warranty by Creditor to hold Shares for any period of time, other than any period required under applicable laws or court order.

(e). Investor Status. Creditor is not a registered broker-dealer under Section 15 of the Exchange Act, or a person engaged in a business that would require him to be so registered. Creditor has such experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Shares. Creditor acknowledges that an investment in the Shares is speculative and involves a high degree of risk. At the time the Creditor was offered the Shares, he was, at the time of the date first written above, and is on the date on which the Closing occurs, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Timely completion, signing and tender of the investor questionnaire is a condition precedent to the obligation of the Parent to issue the Shares to the Creditor.

(g). Access to Information. Creditor is a and former director (as of December 4, 2024) and he has access to, and has been afforded access to, the business and financial records of the Parent and Company. Further, the Creditor has reviewed the Parent’s SEC filings since 2020, which contain consolidated financials incorporating financial results of Company. In addition, the Creditor has had (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company and Parent concerning the terms and conditions of the issuance of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Parent and Company and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment in the Shares and Conversion Shares; and (iii) the opportunity to obtain such additional information that the Parent or Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Shares and Conversion Shares.

(h). Independent Investment Decision. Creditor has independently evaluated the merits of his decision to acquire the Shares and Conversion Shares pursuant to this Agreement, and the Creditor confirms that he has not relied on the advice of anyone other than the Creditor’s own business, financial and legal advisors and his independent investigation of the Parent and Company in making his investment decision. Creditor understands that nothing in the Agreement or any other materials presented to Creditor in connection with the purchase and sale of the Shares constitutes legal, tax, financial or investment advice. Creditor has consulted such financial, legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his acquisition of the Shares. Creditor has not relied upon any representations by the Parent or Company that are not expressly contained in this Agreement in deciding to enter into this Agreement.

(i). Restricted Securities. Creditor understands and acknowledges that: (i) the Shares and shares of Parent Common Stock issuable upon conversion of the Shares (“Conversion Shares”) are “restricted securities” under Rule 144 under the Securities Act and will bear a customary restrictive legend inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances or qualification for an exemption from registration under the Securities Act.

(ii). No Registration. The Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and the Parent is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Creditor contained in this Agreement and in the investor questionnaire in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares; and

(iii). Hold Investment. The Shares and Conversion Shares may have to be held indefinitely unless the Shares and Conversion Shares are registered under the Securities Act or applicable state securities laws, or an exemption from registration is available for the Shares and Conversion Shares. Further, there is no public market for the Shares and the public market for the Conversion Shares may have limited liquidity from time to time. The Parent has no intention or plans to create a public market for the Shares.

(j). No Registration Rights. Creditor further understands that there is no registration rights granted for the Shares or Conversion Shares being acquired pursuant to this Agreement.

(k) Shell Company. As of the date first written above, Rule 144 under the Securities Act is not available for resale of the Shares or Conversion Shares and will not be available for resale of the Shares or Conversion Shares, until such time as the Parent has satisfied the information requirements under Rule 144(i) of the Securities Act. There is no assurance that the Parent will satisfy the requirements under Rule 144(i) of the Securities Act to permit use of Rule 144 or that the Parent will become eligible to use Form S-8 registration statement for registration of securities granted or issued under an incentive compensation plan. Further, neither the Company nor Parent have revenue generating operations and no significant tangible assets other nominal amount of cash received from a loan or other third-party funding, which sums are only sufficient to pay overhead costs essential to maintain the Parent as a public company under federal securities laws and the Company’s existence under Florida laws.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Creditor that, as of the date hereof and as of the date of Closing, as follows:

(a). Qualification, Authorization and Enforcement. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations there under. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b). No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents as in effect on the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect. For purposes of this Agreement, “material adverse effect” means an adverse financial, business or legal impact that a reasonable investor would consider important in making a decision to buy, sell, hold the Parent’s securities.

(c). Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any United States court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings if required by federal and state securities laws, and (ii) those that have been made or obtained prior to the date of this Agreement. Parties agree and understand that Parent will have to file a Form 8-K with the SEC and file a copy of this Agreement as an exhibit to that Form 8-K as well as disclose this Agreement, the Creditor and the transaction contemplated herein in filings with the SEC and possibly other regulators and those filings and disclosures will be available to the public.

5. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Creditor that, as of the date hereof and as of the date of Closing, as follows:

(a). Qualification, Authorization and Enforcement. The Parent is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Parent has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations there under. The execution and delivery of this Agreement by the Parent and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Parent and no further action is required by the Parent in connection therewith. This Agreement has been duly executed by the Parent and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b). No Conflicts. The execution, delivery and performance of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Parent’s articles of incorporation, bylaws or other organizational or charter documents as in effect on the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Parent debt or otherwise) or other understanding to which the Parent is a party or by which any property or asset of the Parent is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Parent is subject (including federal and state securities laws and regulations), or by which any property or asset of the Parent is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(c) Filings, Consents and Approvals. The Parent is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any United States court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Parent of this Agreement, other than (i) filings if required by state securities laws, (ii) if required, the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act and with any states requiring the filing of the Form D, (iii) the filings required in accordance with the Exchange Act and (iv) those filings and consents that have been made or obtained prior to the date of this Agreement.

(d). Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non- assessable, free and clear of all liens imposed by the Parent or Company. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to, the Shares. The Shares are not the subject of any present or, to the Parent’s knowledge, threatened suit, action, arbitration, administrative or other proceeding, and the Parent and Company each knows of no reasonable grounds for the institution of any such proceedings.

6. Restrictions on Sale. (a) Transfers. Beginning on the date first written above and until the earlier to occur of: (i) the first annual anniversary of the date first written above; (ii) the date that the Creditor ceases to be beneficial owner of the Shares and Conversion Shares because of an exchange or cancellation in connection with a merger or other business combination that is approved by a majority of the disinterested directors of the Parent (being referred to as an “Approved Transaction”); (iii) death or dissolution of the Creditor, as the case may be; (iv) the termination of the Management Transition Agreement, signed as of October 31, 2024, by Parent and Coppermine Ventures, LLC (“CVEN”) (the Management Transition Agreement being referred to as the “MTA”) in accordance with MTA’s terms and conditions and prior to MTA’s stated expiration date; (iv) the date that the Parent or Company files for protection from creditor under any chapter of the U.S. Bankruptcy Code or the date that an involuntary bankruptcy proceeding is commenced for the Parent or Company under the U.S. Bankruptcy Code; or (v) disinterested directors of the board of directors of the Parent approves a plan of complete dissolution under applicable domicile laws, the Creditor will not, directly or indirectly, do any of the following acts:

(A) tender any Shares or Conversion Shares to any tender or exchange offer, except in connection with an Approved Transaction; or (B) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or Conversion Shares, except as permitted in Section 6(b) below; or (C) convert any Shares into Conversion Shares.

(b) The restrictions and obligations contemplated by Section 6(a) above shall not apply to any of the following sales, assignments or transfers of any of the Shares by the Creditor:

(i) the sale of 10% or fewer of the Shares in any three (3) month period in a private sale of the Shares to an Accredited Investor (as defined in 17 C.F.R. §230.501(a)) who is pre-approved by the disinterested directors of the Parent’s Board of Directors as a buyer of the Shares, which private sale qualifies for an exemption from registration under federal and applicable state securities laws and regulations; or

(ii) if the Creditor is a natural person, to the Creditor’s estate following the death of the Creditor, by will, intestacy or other operation of applicable laws; or

(iii) if the Creditor is a natural person, by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv) in any public securities offering registered under the Securities Act on Form S-1 or Form S-3 registration statement, or on any successor registration statement form, filed prior to the first annual anniversary of the date written above, with the SEC by the Parent for registration of shares of Common Stock being sold by CVEN or its affiliates and for which the Parent grants piggyback registration rights to the Creditor, which piggyback registration rights will have terms and conditions as favorable as the piggyback registration rights granted to CVEN or its affiliates, which registration rights will only granted by the Parent in its sole discretion.

(c) Conversion. If the Creditor is permitted under this Agreement to convert the Shares into Conversion Shares, then the Creditor will tender a written request to convert the number of Shares specified in the written request into Conversion Shares (“Conversion Notice”), which Conversion Notice must be signed by the Creditor’s authorized signatory, and must be sent to the principal executive offices of the Parent, to the attention of the Chief Executive Officer or Chief Financial Officer, and sent by Federal Express or United Parcel Service, or other nationally recognized overnight delivery services, with prepaid airbill and adult receipt signature required. For any conversion of Shares permitted under this Agreement. The Parent will consummate the conversion and issue the Conversion Shares within fifteen (15) days after receipt of a properly completed and signed Conversion Notice, subject to the requirements of the Parent’s stock transfer agent for issuance of Conversion Shares being satisfied by the Parent and Creditor.

7. Amounts Repaid in Full. For and in consideration of the issuance of the Shares to the Creditor, the Debt shall be deemed to be repaid in full, and the Company and Parent shall have no further obligations in connection with the Debt to the Creditor. Creditor shall mark the original loan or financing agreement and any underlying original promissory note or other instrument evidencing the Debt as “PAID IN FULL” and tender those loan or financing agreements and promissory note or other instrument to the Parent within five (5) days after the Closing. Delivery of these documents in accordance with this Section 7 is an express condition precedent to obligation of the Parent to issue the Shares to the Creditor.

8. Release by the Creditor. Upon receipt of the Shares, the Creditor unconditionally and absolutely releases and discharges: the Parent; the Company; their respective subsidiaries; their respective and their respective subsidiaries’ officers, directors, principals, shareholders, control persons, past and present employees, insurers, successors, and assigns (collectively, “Parent Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind whatsoever, in law, admiralty or equity, against any of the Parent Parties that the Creditor ever had, now have or hereafter can assert, or shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the date of the Closing. The Creditor represents and warrants that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

9. Fees, Expenses. Each party shall pay the fees and expenses of its or his advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

10. General Provisions. (a). Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Florida. Each of the parties: (i) hereby irrevocably consents to the exclusive jurisdiction of the “Chosen Courts” (as defined herein) and to service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the U.S. District Court for the Southern District of Florida or state courts located in or for Broward County, Florida (the “Chosen Courts“)) in any legal, arbitration or administrative proceeding of any kind whatsoever in any of the Chosen Courts (individually, a “Proceeding” and collectively, “Proceedings”) arising out of or relating to or based upon this Agreement, for and on behalf of itself or any of himself, or its or his properties or assets, or in such other manner as may be permitted by applicable laws. Nothing in this Section 10(a) will affect the right of any party to serve legal process in any other manner permitted by applicable laws; and (ii) irrevocably and unconditionally consents and submits itself or himself and its or his properties and assets in any Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any claim, cause of action, dispute or controversy arises out of or relates to or is based upon this Agreement and any transactions contemplated herein; (iii) irrevocably and unconditionally agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it or he may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it or he will not bring any Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO GRANT OR ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(a).

(b). Termination. This Agreement may be terminated prior to Closing: (a) by written agreement of the parties; or (b) by either the Company or Parent or the Creditor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 10(b) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Upon a termination in accordance with this Section 10(b), and except as expressly stated otherwise in this Agreement, the Company and Parent shall not have any further obligation or liability (including as arising from such termination) to the Creditor.

(c). Disputes. Prior to commencing any legal proceedings, the parties will seek to resolve any disputes, controversies, claims or causes of action based upon, arising from or related to this Agreement and the transactions contemplated herein (collectively, a “Claim”) by private negotiations conducted during the twenty (20) days commencing immediately after a party receives a written notice from another party alleging a Claim (“Private Resolution Period”). Parties agree that no legal proceedings will be commenced for a Claim during the Private Resolution Period. The parties discussing any Claim will do so in a good faith, diligent manner.

(d). Notices. All notices, requests, demands, consents and other communications hereunder to any party shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, addressed to such party at the address set forth below and shall be effective only upon receipt by such party. A party may change its notice information upon three (3) business days’ prior written notice to the other parties. All deliveries of notices shall require a receipt signature. The notice contact information is:

Parent and Company

Address: Number 144-V, 10 Fairway Drive Suite 100, Deerfield Beach, Florida 33441

Telephone: (954) 570-8889, ext. 313

Attn: Chief Executive Officer

Creditor: Jeffery Postal

Address: 60 Hendricks Isle PH60, Ft. Lauderdale, Florida. 33301

Telephone: 954-702-9591

Attn: Jeffrey Postal

(e). Further Assurances. The parties shall execute and deliver all such further instruments, agreements and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(f). Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(g). No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise expressly set forth in this Agreement.

(h). Modification and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parent, Company and the Creditor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(i). Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(j). Entire Agreement. This Agreement and Exhibit One hereto contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been cancelled and waived by the parties. Exhibit One hereto is incorporated herein by reference as if set forth verbatim herein.

(k). Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (ii) the parties will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (iii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of parties would have entered into this Agreement.

(l). Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(m). Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

(n). Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares, until the second (2nd) anniversary of the date hereof.

(o). Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and instrument and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, including online services like DocuSign, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(p). No Presumption Against Drafting Party. Each party acknowledges that each party to this Agreement has been represented by its or his own legal counsel in connection with this Agreement and the transactions contemplated by this Agreement or had reasonable opportunity to consult such legal counsel prior to signing this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to this Agreement and is expressly waived by each party.

(q). Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference will be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it will have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender will include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” will mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement will refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends and such phrase will not mean simply “if,” any reference to a “law” will include any rules and regulations promulgated thereunder, and any reference to “any law” in this Agreement will mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned subsidiary” or “wholly owned subsidiaries” of a person will be deemed to include any subsidiary of such person where all of the equity interests of such subsidiary are directly or indirectly owned by such person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

(r). Authority. Each party represents and covenants that the person signing this Agreement for that party has all requisite authority to legally bind the party under this Agreement by his or her signature below.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

CAPSTONE COMPANIES, INC., a Florida corporation

By: ________________________________________________

Name: ______Alex Jacobs___________________________________

Title: _______CEO___________________________________

CAPSTONE INDUSTRIES, INC., a Florida corporation

By: ______________________________________________

Name: _________Jeffery Guzy________________________________

Title: ________Director__________________________________

CREDITOR: Jeffrey Postal, a natural person

By: __________________________________________

Name: ________Jeffery Postal_________________________________

Title: __________________________________________

Exhibit One: Debt owed to Creditor

Debt owed to Creditor as of date first written in the Cancellation Agreement to which this Exhibit One is appended.

Principal: $_______790,000_________________________

Interest Accrued: $_____97,763_______________________

Total: $_________887,763____________________________